*090204*

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

| Filed in the office of | Document Number |
|---|---|
| Barbara K. Cegavske (signature) | 20150574901-84 |
| Barbara K. Cegavske Secretary of State State of Nevada | Filing Date and Time 12/30/2015 8:40 AM |
| | Entity Number C3012-2002 |

# Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

## Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Metu Brands, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Article I.
The name of the corporation shall be American BriVision (Holding) Corporation.

Article IV.
The Corporation is authorized to issue two classes of stock. One class of stock shall be Common Stock, par value per share $0.001. The second class of stock shall be Preferred Stock, par value per share $0.001. The Preferred Stock, or any series thereof, shall have such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue ... (Please see Add-On Page for complete information)

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 79.99%

4. Effective date and time of filing: (optional) Date: January 4, 2016 Time: 9am EST
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X (signature)
Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

**IMPORTANT:** Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

**Add-On Page To**

**CERTIFICATE OF AMENDMENT
TO ARTICLES OF INCORPORATION
FOR NEVADA PROFIT CORPORATIONS
(PURSUANT TO NRS 78.385 AND 78.39)**

The articles have been amended as follows:

*Article I.*

*The name of the corporation shall be American BriVision (Holding) Corporation.*

*Article IV.*

*The Corporation is authorized to issue two classes of stock. One class of stock shall be Common Stock, par value per share $0.001. The second class of stock shall be Preferred Stock, par value per share $0.001. The Preferred Stock, or any series thereof, shall have such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by the board of directors and may be made dependent upon facts ascertainable outside such resolution or resolutions of the board of directors, provided that the matter in which such facts shall operate upon such designations, preferences, rights and qualifications; limitations or restrictions of such class or series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock by the board of directors.*

*The total number of shares of stock of each class which the Corporation shall have authority to issue and the par value of each share of each class of stock are as follows:*

| *Class* | *Par Value* | | *Authorized Shares* |
|---|---|---|---|
| *Common* | *$* | *0.001* | *350,000,000* |
| *Preferred* | *$* | *0.001* | *20,000,000* |
| *Total:* | | | *370,000,000* |